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                                                                    EXHIBIT 23.1

Consent of Independent Auditors



The Board of Directors
VerticalNet, Inc.:



We consent to the use of our reports dated December 22, 1998, except as to the last paragraph of Note 14 which is as of February 7, 1999, relating to the consolidated balance sheets of VerticalNet, Inc. and subsidiaries as of December 31, 1996 and 1997, and September 30, 1998 and the related consolidated statements of operations, shareholders' equity (deficit), and cash flows and related schedule for the period from July 28, 1995 (inception) to December 31, 1995, for the years ended December 31, 1996 and 1997, and the nine months ended September 30, 1998 incorporated by reference in this Registration Statement on Form S-8, which reports are included in the prospectus of the Registration Statement (No. 333-68053) on Form S-1 dated February 10, 1999 of VerticalNet, Inc.


                                            KPMG LLP



Philadelphia, Pennsylvania
February 10, 1999